PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter and Fiscal Year Ended September 30, 2012

NEW YORK, NY -- (Marketwire - November 14, 2012) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for its quarter and fiscal year ended September 30, 2012.

HIGHLIGHTS
Fiscal year ended September 30, 2012
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                          $       171.8
  Net assets                                    $        95.7
  Net asset value per share                     $       13.98
  Credit Facility Drawn (cost $75.5)            $        75.1

Yield on debt investments at year-end                     8.6%

Operating Results:                                Year Ended   Quarter Ended
                                                -------------  -------------
  Net investment income                         $         6.3  $         1.5
  Core net investment income per share (1)      $        0.96  $        0.27
  Capital gain incentive fee accrued but not
   paid per share                               $        0.04  $        0.04
  GAAP net investment income per share          $        0.92  $        0.23
  Distributions declared per share              $        0.91  $        0.24

Portfolio Activity:
  Purchases of investments                      $       128.7  $        28.8
  Sales and repayments of investments           $        71.5  $        14.5

  Number of new portfolio companies invested               47             11
  Number of existing portfolio companies
   invested                                                 7              3
  Number of portfolio companies at end of
   year/quarter                                            61             61

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the charges related to performance based incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 11:00 A.M. ET ON NOVEMBER 15, 2012

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 11:00 a.m. (Eastern Time) on Thursday, November 15, 2012 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 437-9445 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2455. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through November 29, 2012 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4565013.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2012, our portfolio totaled $171.8 million and consisted of $150.2 million of senior secured loans, $12.0 million of second lien secured debt and $9.6 million of subordinated debt and preferred and common equity investments. Our portfolio consisted of 85% floating rate investments (including 81% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 15% fixed-rate investments. Our overall portfolio consisted of 61 companies with an average investment size of $2.8 million, had a weighted average yield on debt investments of 8.6%, and was invested 87% in senior secured loans, 7% in second lien secured debt and 6% in subordinated debt and preferred and common equity investments.

As of September 30, 2011, our portfolio totaled $110.7 million and consisted of $91.4 million of senior secured loans, $12.2 million of second lien secured debt and $7.1 million of subordinated debt and preferred and common equity investments. Our portfolio consisted of 84% floating rate investments (including 78% with a LIBOR or prime floor) and 16% fixed-rate investments. Our overall portfolio consisted of 38 companies with an average investment size of $2.9 million, had a weighted average yield on debt investments of 8.0%, and was invested 83% in senior secured loans, 11% in second lien secured debt and 6% in subordinated debt and preferred and common equity investments.

For the three months ended September 30, 2012, we purchased $28.8 million in 11 new and three existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments totaled $14.5 million for the same period. This compares to the three months ended September 30, 2011, in which we purchased $32.7 million in 12 new portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayment of investments for the same period totaled $5.4 million.

For the fiscal year ended September 30, 2012, we purchased $128.7 million in 47 new and seven existing portfolio companies with a weighted average yield on debt investments of 8.9%. Sales and repayments of investments totaled $71.5 million for the same period. This compares to the period March 4, 2011 (Commencement of Operations) to September 30, 2011, in which we invested $147.5 million in 50 new portfolio companies with a weighted average yield on debt investments of 7.6%. Sales and repayments of investments for the same period totaled $33.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011.

Investment Income

Investment income for the three months ended September 30, 2012 and 2011 was $3.5 million and $2.0 million, respectively, and was attributable to $2.9 million and $1.5 million from senior secured loans, $0.2 million and $0.4 million from second lien secured debt investments and $0.4 million and $0.1 million from subordinated debt investments, respectively.

Investment income for the year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011 was $12.1 million and $2.9 million, respectively, and was attributable to $9.9 million and $2.3 million from senior secured loans, $1.0 million and $0.5 million from second lien secured debt investments and $1.2 million and $0.1 million from subordinated debt investments, respectively. The increase in interest income over the prior year is due to both a full year of operation and the increased size of our portfolio.

Expenses

Expenses for the three months ended September 30, 2012 and 2011 totaled $1.9 million and $0.8 million, respectively. Base management fees totaled $0.4 million and $0.3 million, performance-based incentive fees totaled $0.5 million (including $0.3 million accrued under GAAP and not to be paid) and zero, our senior secured revolving credit facility, or the Credit Facility, expenses totaled $0.5 million and $0.2 million, and general and administrative expenses totaled $0.5 million and $0.3 million, respectively, for the same periods.

Expenses for the year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011 totaled $5.8 million and $2.6 million, respectively. Base management fees totaled $1.5 million and $0.4 million, performance-based incentive fees totaled $0.6 million (including $0.3 million accrued under GAAP and not to be paid unless the net unrealized capital gains are realized) and zero, Credit Facility expenses totaled $1.8 million (including $0.3 million of non-recurring amendment expenses) and $1.5 million (including $1.4 million of non-recurring debt-issuance costs), and general and administrative expenses totaled $1.9 million and $0.7 million, respectively, for the same periods. We expect our Credit Facility expenses and management fees to continue to increase as a result of growth in our portfolio. Additionally, general and administrative costs increased over the prior year due to a full year of operations.

Net Investment Income

GAAP net investment income totaled $1.5 million and $1.2 million, or $0.23 and $0.18 per share, for the three months ended September 30, 2012 and 2011, respectively. Core net investment income totaled $1.8 million, or $0.27 per share, for the three months ended September 30, 2012.

GAAP net investment income totaled $6.3 million and $0.3 million, or $0.92 and $0.05 per share, for the year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011. Core net investment income totaled $6.6 million, or $0.96 per share, for the year ended September 30, 2012.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2012 and 2011 totaled $14.5 million and $5.4 million, respectively, and realized gains totaled $0.3 million and less than $0.1 million, respectively, for the same periods.

Sales and repayments of investments for the year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011 totaled $71.5 million and $33.2 million, respectively, and realized gains totaled $0.9 million and $0.3 million, respectively, for the same periods. The increase in sales and repayment of investments was due to shorter-term investment opportunities.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2012 and 2011, we reported unrealized appreciation (depreciation) on investments of $2.0 million and $(4.0) million, respectively. Net change in unrealized appreciation on our Credit Facility totaled $0.1 million and zero, respectively, for the same periods.

For the fiscal year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011, we reported unrealized appreciation (depreciation) on investments of $4.4 million and ($4.1) million, respectively. Net change in unrealized depreciation on our Credit Facility totaled $0.4 million and zero, respectively, for the same periods. Net change in unrealized appreciation on investments over the prior year was the result of changes in the overall leveraged finance markets.

Net Increase or Decrease in Net Assets Resulting from Operations

Net increase (decrease) in net assets resulting from operations totaled $4.0 million and $(2.8) million, or $0.58 and $(0.41) per share, for the three months ended September 30, 2012 and 2011, respectively.

Net increase (decrease) in net assets resulting from operations totaled $12.0 million and $(3.5) million, or $1.75 and $(0.51) per share, for the year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from proceeds of our initial public offering, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On September 30, 2012 and 2011, there was $75.5 million and $24.7 million, respectively, in outstanding borrowings under our Credit Facility, with a weighted average interest rate of 2.47% and 2.53%, exclusive of the fee on undrawn commitments of 0.375% and 0.500%, respectively.

Our operating activities used cash of $47.8 million for the fiscal year ended September 30, 2012, and our financing activities provided net cash proceeds of $44.7 million for the same period. Our operating activities used cash primarily for net investing that was provided from net draws under the Credit Facility.

Our operating activities used cash of $113.7 million for the period from March 4, 2011 (Commencement of Operations) to September 30, 2011, and our financing activities provided net cash proceeds of $120.7 million for the same period. Our operating activities used cash primarily for investing that was provided primarily from proceeds from our initial public offering of common stock and draws under our Credit Facility.

DISTRIBUTIONS

During the fiscal year ended September 30, 2012 and the period from March 4, 2011 (Commencement of Operations) to September 30, 2011, we declared distributions of $0.91 and $0.25 per share, respectively, for total distributions of $6.2 million and $1.7 million, respectively. For the three months ended September 30, 2012 and 2011, we declared distributions of $0.24 and $0.20 per share, respectively, for total distributions of $1.6 million and $1.4 million, respectively. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the Securities and Exchange Commission and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                        September 30,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments, at
   fair value (cost--$171,578,009 and
   $114,829,621, respectively)                   $171,834,400  $110,724,241
Cash equivalents                                    3,845,803     6,987,450
Interest receivable                                 1,388,867       732,695
Receivable for investments sold                       986,278     2,467,500
Prepaid expenses and other assets                     311,313       163,374
                                                 ------------  ------------
    Total assets                                  178,366,661   121,075,260
                                                 ------------  ------------
Liabilities
Distributions payable                                 548,053       479,547
Payable for investments purchased                   3,357,500       990,000
Unfunded investments                                       --     2,323,250
Credit Facility payable (cost--$75,500,000 and
 $24,650,000, respectively)                        75,122,500    24,650,000
Interest payable on Credit Facility                   161,550       150,246
Management fee payable                                424,747       266,432
Performance-based incentive fees payable              506,314            --
Accrued other expenses                                447,120       143,680
Deferred sales load                                 2,055,000            --
                                                 ------------  ------------
    Total liabilities                              82,622,784    29,003,155
                                                 ------------  ------------
Net Assets
Common stock, 6,850,667 shares are issued and
 outstanding. Par value $0.001 per share and
 100,000,000 shares authorized.                         6,851         6,851
Paid-in capital in excess of par value             95,192,222    97,251,174
Distributions in excess of net investment income   (1,313,000)   (1,392,528)
Accumulated net realized gain on investments        1,223,913       311,988
Net unrealized appreciation (depreciation) on
 investments                                          256,391    (4,105,380)
Net unrealized appreciation on Credit Facility        377,500            --
                                                 ------------  ------------
    Total net assets                             $ 95,743,877  $ 92,072,105
                                                 ------------  ------------
    Total liabilities and net assets             $178,366,661  $121,075,260
                                                 ============  ============
Net asset value per share                        $      13.98  $      13.44
                                                 ============  ============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             For the period
                                                             from March 4,
                                                                  2011
                                                             (Commencement
                                              Year Ended     of Operations)
                                             September 30,    to September
                                                  2012          30, 2011
                                            --------------- ---------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                  $    11,856,483 $     2,946,599
  Other income                                      242,065              --
                                            --------------- ---------------
  Total income                                   12,098,548       2,946,599
                                            --------------- ---------------
Expenses:
  Base management fee                             1,494,616         365,433
  Performance-based incentive fees                  564,540              --
  Interest and expenses on the Credit
   Facility                                       1,482,339         155,913
  Administrative services expenses                  583,613         182,995
  Other general and administrative expenses       1,310,084         556,076
                                            --------------- ---------------
  Expenses before Credit Facility costs and
   excise tax expense                             5,435,192       1,260,417
  Credit Facility issuance costs                    311,648       1,366,043
  Excise tax                                         42,027              --
                                            --------------- ---------------
  Total expenses                                  5,788,867       2,626,460
                                            --------------- ---------------
  Net investment income                           6,309,681         320,139
                                            --------------- ---------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain on non-controlled, non-
 affiliated investments                             911,925         311,988
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated
   investments                                    4,361,772      (4,105,380)
  Credit Facility appreciation                      377,500              --
                                            --------------- ---------------
  Net change in unrealized appreciation
   (depreciation) on investments and Credit
   Facility                                       4,739,272      (4,105,380)
                                            --------------- ---------------
Net realized and unrealized gain (loss)
 from investments and Credit Facility             5,651,197      (3,793,392)
                                            --------------- ---------------
Net increase (decrease) in net assets
 resulting from operations                  $    11,960,878 $    (3,473,253)
                                            --------------- ---------------
Net increase (decrease) in net assets
 resulting from operations per common share $          1.75 $         (0.51)
                                            --------------- ---------------
Net investment income per common share      $          0.92 $          0.05
                                            --------------- ---------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com